Exhibit 10.64
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of this ____ day of _______, 200_, by and between Electronic Clearing House, Inc., a Nevada corporation (the “Company”), and ____________, an individual (“Indemnitee”).

RECITALS

WHEREAS, the Articles of Incorporation (the “Articles”) and the bylaws (the “Bylaws”) of the Company provide for the indemnification of the officers and directors of the Company to the maximum extent permitted by Chapter 78 of the Nevada Revised Statutes, as amended (“Nevada Law”);

WHEREAS, the Articles, the Bylaws and Nevada Law permit contracts between the Company and the officers and directors of the Company with respect to indemnification of such officers and directors;

WHEREAS, in accordance with Nevada Law, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its officers or directors in the performance of their obligations to the Company;

WHEREAS, the Company recognizes that corporate litigation against, and the difficulty of obtaining liability insurance for, the Company’s directors and officers impede the Company’s ability to attract and retain the most capable and qualified persons available for such positions; and

WHEREAS, in order to induce Indemnitee to serve or continue to serve as an officer and/or director of the Company, the Company desires that the Indemnitee shall be indemnified and advanced expenses as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of Indemnitee’s service as an officer and/or director of the Company after the date hereof, the Company and Indemnitee hereby agree as follows:

1.           Certain Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below:

“Corporate Status” means the fact that a person (i) is or was a director, officer, employee or agent of the Company, or (ii) is or was serving at the request of the Company as a director, officer, employee or agent of another Enterprise.  A Proceeding shall be deemed to have been brought by reason of a person’s “Corporate Status” if it is brought because of the status described in the preceding sentence or because of any action or inaction on the part of such person in connection with such status.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

“Expenses” shall include all reasonable attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel and deposition costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating or being prepared to be a witness in a Proceeding.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, including one pending on or before the date of this Agreement; and excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

“Reviewing Party” means the person or persons selected to make the determination of the availability of indemnification pursuant to Section 6.3 hereof.

2.           Indemnification.

2.1           Proceedings Not By or In The Right Of the Company.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of Nevada Law, the Articles and the Bylaws, as such may be amended from time to time, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding, other than a Proceeding by or in the right of the Company, by reason of Indemnitee’s Corporate Status, against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his/her behalf in connection with such Proceeding if Indemnitee (i) is not liable pursuant to Section 78.138 of Nevada Law or (ii) acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his/her conduct was unlawful.

2.2           Proceedings By or In Right of the Company.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of Nevada Law, the Articles and the Bylaws, as such may be amended from time to time, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company, by reason of Indemnitee’s Corporate Status, against all Expenses (including amounts paid in settlement and attorneys’ fees), actually and reasonably incurred by Indemnitee or on his/her behalf in connection with such Proceeding if Indemnitee (i) is not liable pursuant to Section 138 of Nevada Law or (ii) acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper.

2.3           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his/her behalf in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of the foregoing to which Indemnitee is entitled.

2.4           Additional Indemnification Rights.  The Company hereby agrees to indemnify the Indemnitee to the fullest extent from time to time permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Articles, the Bylaws or by statute.

3.           Advances of Expenses.

3.1           The Company shall advance all Expenses as they are incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding, and prior to the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company. Any advances and undertakings to repay pursuant to this Section 3.1 shall be unsecured and interest free and shall provide that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

3.2           Advances of Expenses pursuant to Section 3 hereof shall be made within ten (10) days after the receipt by the Company of a written statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and accompanied by or preceded by the undertaking referred to in Section 3.1 above.

4.            Contribution in the Event of Joint Liability.

4.1           Whether or not the indemnification provided in Section 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. Company shall not enter into any settlement of any action, suit or proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

4.2           Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

4.3           Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company who may be jointly liable with Indemnitee.

5.           Indemnification for Expenses as a Witness. In addition to the rights of Indemnitee under, and without limiting, the other provision of this Agreement, to the extent that Indemnitee is, by reason of his/her Corporate Status, a witness in any action, suit or proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified by the Company against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection therewith.

6.           Procedures and Presumptions for Determination of Entitlement to Indemnification.

6.1           Timing of Payments. All payments of Expenses, judgments, penalties, fines and other amounts by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by applicable law as soon as practicable after written demand therefor by Indemnitee is presented to the Company, but in no event later than (i) thirty (30) days after such demand is presented or (ii) such later date as may be permitted for the determination of entitlement to indemnification pursuant to Section 6.7 hereof, if applicable; provided, however, that advances of Expenses shall be made within the time provided in Section 3.2.

6.2           Request for Indemnification.  Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the board of directors of the Company (the “Board of Directors”) in writing that Indemnitee has requested indemnification.

6.3           Reviewing Party.  Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6.2 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of Indemnitee:  (1) by a majority vote of a quorum consisting of the Disinterested Directors, or (2) by Independent Counsel in a written opinion if a majority vote of a quorum consisting of directors who are not parties to the Proceeding so orders, (3) by Independent Counsel in a written opinion if a quorum consisting of directors who are not parties to the Proceeding cannot be obtained, or (4) by the stockholders.

6.4           Determination by Independent Counsel.  If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.3 hereof, the Independent Counsel shall be selected as provided in this Section 6.4. The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors). Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.2 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition an appropriate court in the State of Nevada or another court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6.3 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6.3 hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.4, regardless of the manner in which such Independent Counsel was selected or appointed.

6.5           Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6.2 of this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

6.6           Additional Presumptions and Standards. For purposes of this Agreement, the termination of any Proceeding or any claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.  In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnified Person should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

6.7           Timing of Determination.  If the Reviewing Party shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6.7 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6.3 of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

6.8           Cooperation.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies Indemnitee therefor and agrees to hold Indemnitee harmless therefrom.

6.9           Success.  The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

7.           Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from acts or omissions of Indemnitee, and to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance obtained by the Company, Indemnitee shall be named as an insured party in such manner as to provide Indemnitee with the same rights and benefits as are afforded to the most favorably insured directors or officers, as applicable, of the Company.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.  The Company shall promptly notify Indemnitee of any such determination not to provide insurance coverage.  Additionally, the Indemnitee acknowledges that no insurance policy that may be obtained pursuant to this Section 7 or other financial arrangement (including self insurance) which the Company may obtain, may provide protection for an Indemnitee adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

8.           Remedies of Indemnitee.

8.1           In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3.2 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made within the time period specified in Section 6.7 of this Agreement, (iv) payment of indemnified amounts is not made pursuant to within the time period specified in Section 6.1 of this Agreement, or (v) payment of indemnified is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6.7 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Nevada, or in any other court of competent jurisdiction, of his entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8.1. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

8.2           In the event that a determination shall have been made pursuant to Section 6.3 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6.3.

8.3           If a determination shall have been made pursuant to Section 6.3 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent a prohibition of such indemnification under applicable law.

8.4           In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company the Company shall pay on his behalf, in advance, any and all Expenses  actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

8.5           The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

9.           Non-Exclusivity, Survival of Rights, Subrogation.

9.1           The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Nevada Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

9.2           In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

9.3           The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

10.           Exceptions to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement:

10.1           with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company or (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce his rights under this Agreement or any other agreement or insurance policy or under the Company’s Articles or Bylaws now or hereafter in effect.

10.2           for Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this agreement, if a court having jurisdiction over such action determines that necessary assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material defenses asserted by Indemnitee was made in bad faith or was frivolous.

10.3           for Expenses and other liabilities arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, or any similar state or successor statute.

10.4           for indemnification made to or on behalf of any director or officer if a final adjudication establishes that his/her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless ordered by a court pursuant to Section 78.7502 of Nevada Law or for the advancement of Expenses pursuant to Section 3.

11.           Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 8 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other Enterprise at the Company’s request.

12.           Miscellaneous.

12.1           Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

12.2           No Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employment of the Company or any of its subsidiaries or affiliated entities.

12.3           Amendments and Waivers.  No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by the Company and Indemnitee.  No waiver of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

12.4           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

12.5           Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by facsimile, commercial overnight courier service or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section:

if to the Company, at:
Electronic Clearing House, Inc.
730 Paseo Camarillo
Camarillo, CA 93010
Attention: Board of Directors

or if to Indemnitee, at the address set forth on the signature page hereto.

If any notice, request, demand, direction or other communication required or permitted by this Agreement is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier during regular business hours of the recipient, when sent with delivery confirmation if given by telecopier outside regular business hours of the recipient, with delivery confirmation, at the opening of business on the next business day; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

12.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

12.7           Headings.  The section and paragraph headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or construction of this Agreement.

12.8           GOVERNING LAW.  THIS AGREEMENT AND ALL RIGHTS, REMEDIES, LIABILITIES, POWERS AND DUTIES OF THE PARTIES TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first hereinabove written.

ELECTRONIC CLEARING HOUSE, INC.

By:
Name:
Title:

Indemnitee

Name:

Address:

Facsimile: